As filed with the Securities and Exchange Commission on  June 11, 1999

                                                      Registration No. 333-67787






                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                        POST-EFFECTIVE AMENDMENT NO. ONE

                                       TO
                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED



                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)

                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                    (Address of principal executive offices)

                              James M. Seneff, Jr.
                             Chief Executive Officer
                              400 East South Street
                             Orlando, Florida 32801
                            Telephone: (407) 650-1000
                          (Name, Address and Telephone
                          Number of Agent for Service)

                                   COPIES TO:
                          THOMAS H. McCORMICK, ESQUIRE
                           PATRICK T. CONNORS, ESQUIRE
                               Shaw Pittman 2300 N
                                  Street, N.W.
                             Washington, D.C. 20037




         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the  prospectus is expected to be made  pursuant to Rule
434,  please check the following box.  [   ]




                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS





Item 36.      Financial Statements and Exhibits.


              (a)     Not applicable.

              (b)     Exhibits:

               1.1    Form of Managing Dealer Agreement  (Filed herewith.)

               1.2    Form of Participating Broker Agreement  (Filed herewith.)


              *1.3    Form of Warrant Purchase Agreement

              *3.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (Registration No. 333-9943) (the "1996 Form S-11") and incorporated herein by reference.)

              *3.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 to the 1996 Form S-11 and incorporated herein by reference.)

              *3.3    CNL American Realty Fund, Inc. Bylaws (Previously filed as
                      Exhibit 3.3 to the 1996 Form S-11 and incorporated herein by reference.)

              *3.4 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998. (To change the name of the Company from CNL American Realty Fund, Inc. to CNL Hospitality Properties, Inc.) (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)


              *3.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999.


              *4.1 CNL American Realty Fund, Inc. Articles of Incorporation (Previously filed as Exhibit 3.1 and incorporated herein by reference.)

              *4.2 CNL American Realty Fund, Inc. Amended and Restated Articles of Incorporation (Previously filed as Exhibit 3.2 and incorporated herein by reference.)

              *4.3    CNL American Realty Fund, Inc. Bylaws (Previously filed as
                      Exhibit 3.3 and incorporated herein by reference.)

              *4.4 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              *4.5 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL American Realty Fund, Inc. dated June 3, 1998. (Previously filed as Exhibit 3.4 to the 1996 Form S-11 and incorporated herein by reference.)


--------------------
*    Previously filed

              *4.6 Articles of Amendment to the Amended and Restated Articles of Incorporation of CNL Hospitality Properties, Inc. dated May 26, 1999. (Previously filed as Exhibit 3.5 and incorporated herein by reference.)

              *5 Opinion of Shaw Pittman as to the legality of the securities being registered by CNL Hospitality Properties, Inc.

              *8 Opinion of Shaw Pittman regarding certain material tax issues relating to CNL Hospitality Properties, Inc.


              *10.1   Form  of  Escrow   Agreement   between   CNL   Hospitality
                      Properties, Inc. and SouthTrust Asset Management Company of Florida, N.A.

              *10.2   Form of Advisory  Agreement  (Previously  filed as Exhibit
                      10.2 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.3   Form of Joint Venture Agreement

              *10.4   Form  of  Indemnification  and Put  Agreement  (Previously
                      filed  as   Exhibit   10.4  to  the  1996  Form  S-11  and
                      incorporated herein by reference.)

              *10.5 Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.6   Form of Purchase  Agreement  (Previously  filed as Exhibit
                      10.6 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.7 Form of Lease Agreement including Rent Addendum, Construction Addendum and Memorandum of Lease (Previously filed as Exhibit 10.7 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.8 Form of Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

              *10.9 Form of Indemnification Agreement dated as of July 9, 1997, between CNL American Realty Fund, Inc. and each of James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated as of October 31, 1998, between CNL Hospitality Properties, Inc. and C. Brian Strickland dated as of January 7, 1999, between CNL Hospitality Properties, Inc. and John A. Griswold, dated as of February 10, 1999, between CNL Hospitality Properties, Inc. and each of Charles E. Adams and Craig M. McAllaster and dated as of February 24, 1999, between CNL Hospitality Properties, Inc. and each of Matthew W. Kaplan and Lawrence A. Dustin. (Previously filed as Exhibit 10.9 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.10  Agreement  of  Limited   Partnership  of  CNL  Hospitality
                      Partners, LP (Previously filed as Exhibit 10.10 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.11 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.11 to the 1996 Form S-11 and incorporated herein by reference.)


--------------------
*    Previously filed

              *10.12 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.12 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.13 Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.14 Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.15 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Gwinnett Place (Previously filed as Exhibit 10.15 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.16 Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn - Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.17 Master Revolving Line of Credit Loan Agreement with CNL Hospitality Properties, Inc. and Colonial Bank, dated July 31, 1998 (Previously filed as Exhibit 10.17 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.18 Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.19 Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as
                      Exhibit 10.19 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.20 Subscription and Stockholders' Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality
                      Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to the 1996 Form S-11 and incorporated herein by reference.)

              *10.21 Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to the 1996 Form S-11 and incorporated herein by reference.)


              *23.1 Consent of PricewaterhouseCoopers LLP, Certified Public Accountants, dated May 21, 1999

              *23.2   Consent of Shaw Pittman  (Contained  in its opinion  filed
                      herewith   as  Exhibit  5  and   incorporated   herein  by
                      reference.)


              *23.3   Consent  of  Arthur   Andersen   LLP,   Certified   Public
                      Accountants, dated May 21, 1999


--------------------
*    Previously filed

                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 11, 1999.


                                          CNL HOSPITALITY PROPERTIES, INC.
                                          (Registrant)



                                          By:   /s/ James M. Seneff, Jr.
                                                James M. Seneff, Jr.
                                                Chairman of the Board and Chief
                                                Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                   Signature                                 Title                                  Date
                   ---------                                 -----                                  ----


    /s/ James M. Seneff, Jr.                        Chairman of the Board and                   June 11, 1999
    ----------------------------------------        Chief Executive Officer
    JAMES M. SENEFF, JR.                            (Principal Executive Officer)



    /s/ Robert A. Bourne                            Director and President                      June 11, 1999
    ----------------------------------------        (Principal Financial Officer)
    ROBERT A. BOURNE



    /s/ Mathew W. Kaplan                                   Director                             June 11, 1999
    ----------------------------------------
    MATHEW W. KAPLAN



    /s/ Charles E. Adams                             Independent Director                       June 11, 1999
    ----------------------------------------
    CHARLES E. ADAMS



    /s/ Lawrence A. Dustin                           Independent Director                       June 11, 1999
    ----------------------------------------
    LAWRENCE A. DUSTIN



    /s/ John A. Griswold                             Independent Director                       June 11, 1999
    ----------------------------------------
    JOHN A. GRISWOLD



    /s/ Craig M. McAllaster                          Independent Director                       June 11, 1999
    ----------------------------------------
    CRAIG M. MCALLASTER


